ET Business Services W.L.L. Bahrain ETC Europe GmbH Switzerland ETC Schweiz GmbH Switzerland ETC Carrier Services GmbH Switzerland ETC Premium Rate Services Netherlands BV Netherlands ET Mobile Services BV Netherlands ETC Italy SRL Italy ET Telekom GmbH Austria 100% 100% 100% 100% 99.9975% 51% ETC PRS U.K. Ltd UK ET - STREAM GmbH Switzerland 100% ETC Holding AG Switzerland ETC Schweiz GmbH Branch Belgium ETC Carrier Services GmbH Branch Netherlands 100% 100% Elephant Talk Communications Corp. ETC, SLU Spain ETC France SAS France ET Limited Hong Kong 100% 90% 100% 51% 100% ET Europe Holding BV Netherlands ETC Luxembourg S.A. Luxemburg 100% ET Bahrain W.L.L. Bahrain ET ME&A (Holding) Jordan L.L.C. Jordan 99% ET ME&A (Holding) W.L.L. Bahrain 100% 100% ET Guangzhou IT Ltd. China 100% ET UTS NV Curaçao 51% Validsoft Limited Ireland Validsoft (UK) Limited United Kingdom 100% 100% 100 % ET Deutschland GmbH Germany ET Belgium BVBA Belgium 100% 100% 100% ET Telecom. do Basil LTDA Brasil 10% 0.0025% ET de Mexico S.A.P.I de C.V. Mexico ET Group International BV Netherlands 100% 100% Morodo Group Ltd. UK 100 % Elephant Talk North America Corp. USA 100% 100% ET ME&A FZ - L.L.C. Dubai 50.54% 100%